UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

John Marshall Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Virginia	001-41315	81-5424879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 584-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JMSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, the Boards of Directors (collectively, the "Board") of each of John Marshall Bancorp, Inc. and its wholly-owned subsidiary, John Marshall Bank (collectively, the "Company"), received notification from director Jean M. Edelman of her intention to resign from her role as a director of the Company, effective December 31, 2022.  Mrs. Edelman has invested her time and energy as an outstanding director on the Company’s Board for over 14 years.  In addition, Mrs. Edelman engages in a broad range of personal, professional and community activities outside her director responsibilities at the Company.  In her resignation, Mrs. Edelman indicated her desire to focus her time in other endeavors.  Her resignation is not the result of any disagreement with the Board, the Company or Management.

The Company sincerely thanks Mrs. Edelman for her many years of service.  We look forward to continuing our relationship with Mrs. Edelman as she starts this new chapter in her personal and professional interests.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN MARSHALL BANCORP, INC.

Date: October 21, 2022	By:	/s/ Kent D. Carstater
Kent D. Carstater Executive Vice President, Chief Financial Officer